Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230225

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated March 15, 2019)

4,787,553 Shares

PULMATRIX, INC.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 4,787,553 shares of our common stock, $0.0001 par value per share, to certain institutional investors at an offering price of $1.671 per share. In a concurrent private placement, we are also selling to such investors warrants to purchase up to 4,787,553 shares of our common stock (the “Warrants”), which represent 100% of the number of shares of our common stock being purchased in this offering. Each Warrant will be exercisable for one share of our common stock at an exercise price of $1.55 per share, will be exercisable immediately upon issuance and will have a term of two years from the date of issuance. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.” On April 15, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.67 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 7 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$1.67100	$8,000,001.06
Placement agent fees (1)	$0.11697	$560,000.07
Proceeds, before expenses, to us (2)	$1.55403	$7,440,000.99

(1)	In addition, we have agreed to pay the placement agent certain expenses and to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to 6.5% of the shares of common stock sold in this offering. See “Plan of Distribution” beginning on page S-17 for more information.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants being issued in the concurrent private placement or the warrants being issued to the placement agent.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. As of April 16, 2020, the aggregate market value of our common stock held by non-affiliates, or our public float, was approximately $34,252,062 based on a total number of 20,523,804 shares of common stock outstanding, of which 20,148,272 shares of common stock were held by non-affiliates, and a price of $1.70 per share, the closing price of our common stock on April 13, 2020.  Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month calendar period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. Following the sale of shares in this offering, we will have sold securities with an aggregate market value of $8,000,001.06 pursuant to General Instruction I.B.6 of Form S-3 during the 12-month calendar period that ends on and includes the date hereof.

Delivery of the shares of common stock offered hereby is expected to take place on or about April 20, 2020, subject to satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 16, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information; Information incorporated by reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless the context otherwise indicates, the terms “Pulmatrix,” the “Company,” “we,” “our” and “us” or similar terms refer to Pulmatrix, Inc.

“iSPERSE” is one of our trademarks used in this prospectus. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to Pulmatrix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a clinical stage biotechnology company focused on the discovery and development of novel inhaled therapeutic products intended to prevent and treat respiratory and other diseases with significant unmet medical needs.

We design and develop inhaled therapeutic products based on our proprietary dry powder delivery technology, iSPERSE (inhaled Small Particles Easily Respirable and Emitted), which enables delivery of small or large molecule drugs to the lungs by inhalation for local or systemic applications. The iSPERSE powders are engineered to be small, dense particles with highly efficient dispersibility and delivery to airways. iSPERSE powders can be used with an array of dry powder inhaler technologies and can be formulated with a broad range of drug substances including small molecules and biologics. We believe the iSPERSE dry powder technology offers enhanced drug loading and delivery efficiency that outperforms traditional lactose-blend inhaled dry powder therapies. We believe the advantages of using the iSPERSE technology include reduced total inhaled powder mass, enhanced dosing efficiency, reduced cost of goods and improved safety and tolerability profiles. We are developing iSPERSE-based therapeutic candidates targeted at the prevention and treatment of a range of diseases, including allergic bronchopulmonary aspergillosis in patients with asthma and in patients with cystic fibrosis, and lung cancer. We are also exploring iSPERSE based therapeutics in neurological diseases.

Recent Developments

Sensory Cloud

On April 9, 2020, we entered into a Collaboration and License Agreement (the “Agreement”) with Sensory Cloud, Inc. (“Sensory Cloud”). Under the terms of the Agreement, the Company has granted Sensory Cloud an exclusive, worldwide, royalty bearing license to PUR 003 and PUR 006, the Company’s proprietary aerosol salt solution for delivery or administration to or through the nasal passages also known as NasoCalm, as well as related patents and know-how, for use in the field (the “Sensory Licensed Product”). For purposes of the Agreement, the field means the formulation and commercialization of over-the-counter products for the prophylaxis, prevention and treatment of upper and lower respiratory disease that are delivered or administered to or through the nasal passages. The license granted to Sensory Cloud does not cover the development or commercialization of any prescription products.

The Sensory Licensed Products are expected to include an emergency response product for the reduction of pathogenic risk and transmissibility of contagions, including with respect to COVID-19 (the “Emergency Product”). We have the right to terminate the Agreement in the event that Sensory Cloud has not, within six months after April 9, 2020, met certain regulatory and funding milestones related to rapid development and commercialization of the Emergency Product, as set forth in the Agreement.

Under the terms of the Agreement, Sensory Cloud may develop other over-the-counter Sensory Licensed Products that contain other active pharmaceutical ingredients or therapeutic agents and combine the Sensory Licensed Product with one or more of Sensory Cloud’s proprietary delivery devices. In addition, we have granted Sensory Cloud an exclusive right of first refusal to any new over-the-counter products in the field that may be developed by us.

S-1

During the term of the Agreement, neither party may alone or with, through or for the benefit of any third party, with respect to any Sensory Licensed Product in the field, pursue any research, development or commercialization activities specifically directed to development or commercialization of any Sensory Licensed Product.

The Company shall be entitled to royalties on net sales of Sensory Licensed Product in each country in which there is a valid claim of a patent within the licensed intellectual property covering the Sensory Licensed Product. Our rights to receive such royalties commences upon the first commercial sale of a Sensory Licensed Product in any such country and terminates upon the expiration of the last valid claim in such territory. The royalty rates are as follows: (1) 7% of net sales during calendar year 2020, (2) 14% of net sales during calendar year 2021, and (3) 17% of net sales during calendar year 2022 and each calendar year thereafter during the royalty term. In addition, the Company shall be entitled to receive a milestone payment of $1,000,000 following the achievement of aggregate net sales of all Sensory Licensed Products of $20,000,000.

The Agreement shall terminate at such time that we would no longer be entitled to royalties because there are no longer any valid claims of a patent within the licensed intellectual property covering any Sensory Licensed Product. Upon there being no more such royalty payments owed by Sensory Cloud for a Sensory Licensed Product, the licenses granted by us to Sensory Cloud shall become fully-paid up, royalty free, perpetual, irrevocable and non-exclusive licenses to such Sensory Licensed Product. The Agreement may also be terminated earlier by Sensory Cloud for convenience and by Sensory Cloud or us for material breach or upon the bankruptcy or insolvency of the other party.

SBA Loan

On April 10, 2020, we received a loan of $616,795 through the Paycheck Protection Program. Administered through the U.S. Small Business Administration, the loan was made possible through the Coronavirus Aid, Relief and Economic Security Act.

COVID-19 Developments

The Company has an ongoing Phase 2 clinical study of Pulmazole which was initiated in 2019, with top-line data for this study is presently anticipated mid-2021, and it plans to initiate a Phase 1b study of PUR1800 in stable moderate-severe COPD patients in the second half of 2020. However, both such studies could be materially affected by the coronavirus pandemic, which could result in a delay or indefinite suspension of the trials. The Company conducts its clinical trials within multiple geographies including the United States, United Kingdom, India, Poland and Australia, and the enrollment of patients in its study may be delayed or suspended should there be an outbreak of the coronavirus in areas where we are conducting trials, as hospitals and clinics in those regions may shift resources to patients affected by the disease.

Eleven out of 21 institutions which are the Company’s clinical sites recently suspended enrollment in the trial due to issues associated with coronavirus and additional institutions may follow. Additionally, if the trial participants are unable to travel to the Company’s clinical trial sites as a result of quarantines or other restrictions resulting from the coronavirus, the Company may experience higher drop-out rates or delays in its clinical trials. Government-imposed quarantines and restrictions may also require the Company to temporarily terminate the Company’s clinical sites. Furthermore, if the Company determines that the Company’s trial participants may suffer from exposure to coronavirus as a result of their participation in its clinical trials, the Company may voluntarily terminate certain clinical sites as a safety measure until the Company reasonably believes that the likelihood of exposure has subsided. As a result, the expected development timeline for Pulmazole and PUR1800 may be negatively impacted. To the extent that the coronavirus pandemic adversely affects the Company’s ability to obtain additional future capital, the Company may be unable to complete its planned preclinical and clinical trials or obtain approval of any product candidates from the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities. Moreover, the coronavirus outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally.

S-2

The Company does not yet know the full extent of potential delays or impact on its business, its relationship with its business partners, its clinical trials or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from the Company’s clinical trials and on the Company’s other business operations.

Risks Associated with Our Business and this Offering

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus supplement summary. These risks include, but are not limited to, the following:

●	We have had a history of recurring losses and negative cash flows from operating activities, and currently have significant future commitments, and we face many uncertainties regarding the adequacy of our liquidity to pursue or complete our business objectives;

●	The recent coronavirus outbreak has caused interruptions or delays of our clinical studies and may have a significant adverse effect on our business.

●	We may not be able to maintain the listing of our common stock on the Nasdaq Capital Market;

●	We may be unable to successfully carry out our research, development and commercialization plans;

●	We may be unable to manufacture our product candidates on a commercial scale on our own or in collaborations with third parties;

●	We may be unable to complete preclinical testing and clinical trials as anticipated;

●	We may be unable to adequately protect and enforce rights to our intellectual property;

●	We may have difficulties in obtaining financing on commercially reasonable terms, or at all;

●	We face intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

●	We may face new competitors and products and potential technological obsolescence of our products;

●	We may lose of one or more of our key executives or scientists; and

●	We may be unable to secure regulatory approval to market our product candidates.

Corporate Information

We were incorporated in 2013 as a Nevada corporation and converted to a Delaware corporation in September 2013. On June 15, 2015, we completed a merger with Pulmatrix Operating Company, changed our name to “Pulmatrix, Inc.” and relocated our corporate headquarters to Lexington, Massachusetts. Our resources are focused on the development of novel inhaled therapeutic products intended to prevent and treat respiratory diseases and other diseases where inhaled drug delivery offers a potential therapeutic advantage. Our principal executive offices are located at 99 Hayden Avenue, Suite 390, Lexington, MA 02421 and our telephone number is (781) 357-2333. Our website is www.pulmatrix.com. Information contained on our website or that can be accessed through our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement.

S-3

THE OFFERING

Common stock offered by us	4,787,553 shares

Common stock to be outstanding immediately after the offering (1)	25,311,357 shares (assuming that we sell the maximum number of shares of common stock offered in this offering and excluding the shares issuable upon the exercise of the Warrants to be issued in the concurrent private placement and warrants to be issued to the placement agent).

Offering price per share	$1.671 per share

Concurrent private placement of Warrants	In a concurrent private placement, we are selling to investors in this offering Warrants to purchase up to an additional 4,787,553 shares of our common stock, which represent 100% of the number of shares of our common stock purchased in this offering. Each Warrant will be exercisable for one share of our common stock at an exercise price of $1.55 per share, will be exercisable immediately upon issuance and will have a term of two years from the date of issuance. The Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $7.3 million after deducting the placement agent fees and other offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Dividend Policy	We have never paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-6 of this prospectus supplement and page 7 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	PULM

S-4

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 20,523,804 shares of our common stock outstanding as of April 16, 2020, and excludes, as of such date:

●	18,330,364 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $3.647 per share;

●	2,969,919 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $3.50 per share pursuant to the Pulmatrix, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”), Pulmatrix Operating’s 2013 Employee, Director and Consultant Equity Incentive Plan (the “Original 2013 Plan”) and Pulmatrix Operating’s 2003 Employee, Director, and Consultant Stock Plan (the “2003 Plan”);

●	1,028,568 shares of common stock available for future issuance under the Incentive Plan;

●	4,787,553 shares of common stock issuable upon exercise of the Warrants to be issued to the investors in the private placement concurrent with this offering with an exercise price of $1.55 per share; and

●	311,191 shares of common stock issuable upon exercise of the placement agent warrants with an exercise price of $2.0888 to be issued to the placement agent as compensation in connection with this offering.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the Warrants or the placement agent warrants to be issued to the placement agent as compensation in connection with this offering.

S-5

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before deciding whether to invest in our shares of common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risk Related to Our Business

The recent coronavirus outbreak has caused interruptions or delays of our clinical studies and may have a significant adverse effect on our business.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and such other countries. We initiated a Phase 2 clinical study of Pulmazole in 2019, with top-line data for this study is presently anticipated mid-2021, and plan to initiate a Ph1b study of PUR1800 in the second half of 2020. However, both such studies could be materially affected by the coronavirus pandemic, which could result in a delay or indefinite suspension of the trials. We conduct our clinical trials within multiple geographies including the United States, United Kingdom, India, Poland and Australia, and the enrollment of patients in its study may be delayed or suspended should there be an outbreak of the coronavirus in areas where we are conducting trials, as hospitals and clinics in those regions may shift resources to patients affected by the disease. The extent to which the coronavirus may impact our results will depend on future developments, which are highly uncertain and cannot be predicted.

Eleven out of 21 institutions which are the Company’s clinical sites recently suspended enrollment in the trial due to issues associated with coronavirus and additional institutions may follow. Additionally, if our trial participants are unable to travel to our clinical trial sites as a result of quarantines or other restrictions resulting from the coronavirus, we may experience higher drop-out rates or delays in our clinical trials. Government-imposed quarantines and restrictions may also require us to temporarily terminate our clinical sites. Furthermore, if we determine that our trial participants may suffer from exposure to coronavirus as a result of their participation in our clinical trials, we may voluntarily terminate certain clinical sites as a safety measure until we reasonably believe that the likelihood of exposure has subsided. As a result, our expected development timeline for Pulmazole and PUR1800 may be negatively impacted. To the extent that the coronavirus pandemic adversely affects the Company’s ability to obtain additional future capital, the Company may be unable to complete its planned preclinical and clinical trials or obtain approval of any product candidates from the FDA and other regulatory authorities. Moreover, the coronavirus outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally.

We cannot predict the ultimate impact of the coronavirus outbreak as consequences of such health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impact on its business, its relationship with its business partners, its clinical trials or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from the Company’s clinical trials and on the Company’s other business operations.

S-6

All of our product candidates are still under development, and there can be no assurance of successful commercialization of any of our products.

All of our research and development programs are in developmental stages. One or more of our product candidates may fail to meet safety and efficacy standards in human testing, even if those product candidates are found to be effective in animal studies. To develop and commercialize inhaled therapeutic treatment for chronic obstructive pulmonary disease and cystic fibrosis and other iSPERSE-based product candidates, we must provide the FDA and foreign regulatory authorities with human clinical and non-clinical animal data that demonstrate adequate safety and effectiveness. To generate these data, we will have to subject our product candidates to significant additional research and development efforts, including extensive non-clinical studies and clinical testing. Our approach to drug discovery may not be effective or may not result in the development of any drug. Currently our development efforts are primarily focused on our lead anti-fungal product candidate, Pulmazole, and PUR1800, our lead anti-inflammatory candidate for AECOPD. Even if Pulmazole, PUR1800 or our other product candidates are successful when tested in animals, such success would not be a guarantee of the safety or effectiveness of such product candidates in humans. It can take several years for a product to be approved and we may not be successful in bringing any therapeutic candidates to the market. A new drug may appear promising at an early stage of development or after clinical trials and never reach the market, or it may reach the market and not sell, for a variety of reasons. For example, the drug may:

●	be shown to be ineffective or to cause harmful side effects during preclinical testing or clinical trials;

●	fail to receive regulatory approval on a timely basis or at all;

●	be difficult to manufacture on a large scale;

●	not be economically viable;

●	not be prescribed by doctors or accepted by patients;

●	fail to receive a sufficient level of reimbursement from government, insurers or other third-party payors; or

●	infringe on intellectual property rights of any other party.

If our delivery platform technologies or product development efforts fail to generate product candidates that lead to the successful development and commercialization of products, our business and financial condition will be materially adversely affected.

On December 26, 2019, we entered into a License, Development and Commercialization Agreement (the “JJEI Agreement”) with Johnson & Johnson Enterprise Innovation, Inc. (“JJEI”). Under the terms of the JJEI License Agreement, we have granted JJEI an option to acquire (1) JJEI’s rights to an intellectual property portfolio of materials and technology related to narrow spectrum kinase inhibitor compounds and (2) an exclusive, worldwide, royalty bearing license to PUR1800. JJEI will have three months from the later of the completion of a Phase 1b clinical study for PUR1800 and JJEI’s receipt of audited draft reports for a toxicology study of PUR1800 to exercise the option. We will be conducting the Phase 1b clinical study and the chronic toxicology program. If our Phase 1b clinical study or the chronic toxicology program is not successful, we may jeopardize the fulfillment of the option to JJEI under the JJEI License Agreement, thereby hurting our product development efforts and potential to earn royalty payments, which will in turn negatively influence our financial condition. Furthermore, JJEI may terminate the JJEI License Agreement for any reason upon 90 days advance written notice. We cannot predict JJEI’s decision to terminate the JJEI License Agreement. The termination of the JJEI License Agreement may negatively influence our financial condition.

S-7

If our collaborators are not successful, we may not earn potential payments under such collaboration agreements.

On April 9, 2020, we entered into a Collaboration and License Agreement (the “Agreement”) with Sensory Cloud, Inc. (“Sensory Cloud), pursuant to which we granted Sensory Cloud an exclusive, worldwide, royalty bearing license to PUR 003 and PUR 006, the Company’s proprietary aerosol salt solution for delivery or administration to or through the nasal passages also known as NasoCalm, as well as related patents and know-how, for use in the formulation and commercialization of over-the-counter products for the prophylaxis, prevention and treatment of upper and lower respiratory disease that are delivered or administered to or through the nasal passages. The Agreement provides that we are entitled to royalties upon Sensory Cloud achieving certain commercial milestones. If Sensory Cloud is not successful in formulating and commercializing over-the-counter products, using the Licensed Products, we may not earn royalties or milestone payments under the Agreement.

Risks Related to This Offering and Our Common Stock

The price of our common stock is subject to fluctuation and has been and may continue to be volatile.

The stock market in general, and the Nasdaq in particular, as well as biotechnology companies, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. The market price of our common stock may fluctuate as a result of, among other factors:

●	the announcement of new products, new developments, services or technological innovations by us or our competitors;

●	actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings, and changes in our business, operations or prospects;

●	announcements relating to strategic relationships, mergers, acquisitions, partnerships, collaborations, joint ventures, capital commitments, or other events by us or our competitors;

●	conditions or trends in the biotechnology and pharmaceutical industries;

●	changes in the economic performance or market valuations of other biotechnology and pharmaceutical companies;

●	general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to our performance or financial condition (including, for example, the recent coronavirus outbreak);

●	purchase or sale of our common stock by stockholders, including executives and directors;

●	volatility and limitations in trading volumes of our common stock;

●	our ability to obtain financings to conduct and complete research and development activities including, but not limited to, our human clinical trials, and other business activities;

●	any delays or adverse developments or perceived adverse developments with respect to the FDA’s review of our planned pre-clinical and clinical trials;

●	ability to secure resources and the necessary personnel to conduct clinical trials on our desired schedule;

●	failures to meet external expectations or management guidance;

●	changes in our capital structure or dividend policy, future issuances of securities, sales or distributions of large blocks of our common stock by stockholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter into new markets or develop new products;

●	reputational issues;

●	analyst research reports, recommendations and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigation related to intellectual property rights, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

●	other events or factors, many of which may be out of our control.

S-8

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could fluctuate or decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Moreover, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

You may experience immediate and substantial dilution.

Because the price per share of common stock being offered in this offering may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2019, was approximately $7.4 million, or $0.372 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See the section entitled “Dilution” on page S-15 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

In the event that we fail to satisfy any of the listing requirements of the Nasdaq Capital Market, our common stock may be delisted, which could affect our market price and liquidity.

Our common stock is listed on the Nasdaq Capital Market. For continued listing on the Nasdaq Capital Market, we will be required to comply with the continued listing requirements, including the minimum market capitalization standard, the minimum stockholders’ equity requirement, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. In the event that we fail to satisfy any of the listing requirements of the Nasdaq Capital Market, our common stock may be delisted. If our securities are delisted from trading on the Nasdaq Stock Market, and we are not able to list our securities on another exchange or to have them quoted on the Nasdaq Stock Market, our common stock could be quoted on the OTC Markets or on the Pink Open Market. As a result, we could face significant adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

On July 19, 2019, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period between June 6, 2019 through July 18, 2019, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). On January 16, 2020, the Company received notice from the Nasdaq Listing Qualifications Office of the Nasdaq Stock Market, indicating that the Company has regained compliance with the minimum bid price requirement under the Nasdaq Listing Rule 5550(a)(2).

S-9

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates.

We no longer qualify as an “emerging growth company” and will be required to comply with certain provisions of the Sarbanes-Oxley Act and can no longer take advantage of reduced disclosure requirements.

Effective December 31, 2019 we are no longer an emerging growth company and may no longer take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, such as exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This increase in reporting requirements will further increase our compliance burden.

As a “smaller reporting company,” however, we are still able to take advantage of certain exemptions available to both emerging growth companies and smaller reporting companies, including, but not limited to, exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and an exemption from providing a “Compensation Discussion and Analysis” section in our proxy statements. Additionally, as a smaller reporting company, we need only provide two years of financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and we need only provide three years of business development information and benefit from other “scaled” disclosure requirements that are less comprehensive than those for issuers that are not smaller reporting companies.

In the foreseeable future, we do not intend to pay cash dividends on shares of our common stock so any investor gains will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any gains to stockholders will therefore be limited to the increase, if any, in our share price.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. This risk is especially relevant due to our dependence on positive clinical trial outcomes and regulatory approvals. In the past, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and result in a decline in the market price of our common stock.

We will need to issue additional equity securities in the future, which may result in dilution to existing investors and investors purchasing securities in this offering.

We may seek the additional capital necessary to fund our operations through public or private equity offerings, debt financings, and collaborative and licensing arrangements. To the extent we raise additional capital by issuing equity securities, including in a debt financing where we issue convertible notes or notes with warrants and any shares of our common stock to be issued in a private placement, our stockholders may experience substantial dilution. We may, from time to time, sell additional equity securities in one or more transactions at prices and in a manner we determine. If we sell additional equity securities, existing stockholders may be materially diluted. In addition, new investors could gain rights superior to existing stockholders, such as liquidation and other preferences. In addition, the exercise or conversion of outstanding options or warrants to purchase shares of capital stock may result in dilution to our stockholders upon any such exercise or conversion.

S-10

In addition, as of April 16, 2020, 1,028,568 shares remained available to be awarded under the 2013 Plan. Further, an aggregate of 2,969,919 shares of our common stock could be delivered upon the exercise or conversion of outstanding stock options or restricted stock units under the Incentive Plan and other equity incentive plans we previously assumed. We may also issue additional options, warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions, technology licenses, financings, strategic licenses or other strategic transactions. To the extent these options are exercised, existing stockholders would experience additional ownership dilution. In addition, the number of shares available for future grant under our equity compensation plans may be increased in the future, as our equity compensation plan contains an “evergreen” provision, pursuant to which additional shares may be authorized for issuance under the plan each year.

Anti-takeover provisions under Delaware corporate law may make it difficult for our stockholders to replace or remove our board of directors and could deter or delay third parties from acquiring us, which may be beneficial to our stockholders.

We are subject to the anti-takeover provisions of Delaware law, including Section 203 of the General Corporation Law of Delaware (the “DGCL”). Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three (3) years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning fifteen percent (15%) or more of our outstanding voting stock or an affiliate that owned fifteen percent (15%) or more of our outstanding voting stock during the past three (3) years, subject to certain exceptions as described in Section 203 of the DGCL.

Protective provisions in our charter and bylaws could prevent a takeover which could harm our stockholders.

Our certificate of incorporation and bylaws contain a number of provisions that could impede a takeover or prevent us from being acquired, including, but not limited to, a classified board of directors and limitations on the ability of our stockholders to remove a director from office without cause. Each of these charter and bylaw provisions give our board of directors the ability to render more difficult or costly the completion of a takeover transaction that our stockholders might view as being in their best interests.

S-11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the impact of the novel coronavirus (COVID-19) on the Company’s ongoing and planned clinical trials;

●	the geographic, social and economic impact of COVID-19 on the Company’s ongoing and planned clinical trials;

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives;

●	our inability to carry out research, development and commercialization plans;

●	our inability to manufacture our product candidates on a commercial scale on our own or in collaborations with third parties;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	our collaborators’ inability to successfully carry out their contractual duties;

●	termination of certain license agreements;

●	our ability to adequately protect and enforce rights to intellectual property, or defend against claims of infringement by others;

●	difficulties in obtaining financing on commercially reasonable terms, or at all;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution, personnel and resources than we do;

●	entry of new competitors and products and potential technological obsolescence of our products;

●	adverse market and economic conditions;

●	loss of one or more key executives or scientists; and

●	difficulties in securing regulatory approval to market our product candidates.

You should review carefully the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

S-12

INFORMATION REGARDING THE MARKET FOR OUR COMMON STOCK

Our common stock trades on the Nasdaq Capital Market under the symbol “PULM.” The last reported sale price for our common stock on April 15, 2020, was $1.67 per share. As of April 15, 2020, we had approximately 192  holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid any cash or other dividends on our capital stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, contractual restrictions, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

S-13

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $7.3 million, after deducting the placement agent fees and offering expenses payable by us, excluding the proceeds we may receive from the exercise of the Warrants issued in the concurrent private placement and the warrants to be issued to the placement agent as compensation.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Except as noted above, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

S-14

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering, assuming no value is attributed to the Warrants issued in the concurrent private placement.

Our net tangible book value as of December 31, 2019 was approximately $7.4 million, or $0.372 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2019. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to our issuance and sale of 4,787,553 shares of common stock in this offering at the offering price of $1.671 per share, after deducting the placement agent fees and offering expenses payable by us, the as adjusted net tangible book value as of December 31, 2019 would have been $14.8 million, or $0.595 per share. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $0.223 per share and an immediate dilution to new investors purchasing securities in this offering of $1.076 per share.

The following table illustrates this per share dilution.

Offering price per share		$1.671
Net tangible book value per share as of December 31, 2019	$0.372
Increase in net tangible book value per share attributable to this offering	$0.223

As adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering		$0.595

Dilution per share to new investors purchasing our common stock in this offering		$1.076

The above discussion and table are based on 19,994,560 shares outstanding as of December 31, 2019 and excludes as of that date:

●	18,953,195 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2019 at a weighted average exercise price of $3.61 per share;

●	900,003 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2019 at a weighted average exercise price of $11.63 per share pursuant to the Incentive Plan, the Original 2013 Plan and the 2003 Plan;

●	3,121,545 shares of common stock available for future issuance under the Incentive Plan as of December 31, 2019;

●	4,787,553 shares of common stock issuable upon exercise of the Warrants to be issued to the investors in the private placement concurrent with this offering with an exercise price of $1.55 per share; and

●	311,191 shares of common stock issuable upon exercise of the placement agent warrants with an exercise price of $2.0888 to be issued to the placement agent as compensation in connection with this offering.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

S-15

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are selling to each of the investors in this offering a Warrant to purchase one share of common stock for each share of common stock purchased in this offering by each such investor. The aggregate number of Warrant Shares exercisable pursuant to the Warrants is 4,787,553. The Warrants will be exercisable at an exercise price of $1.55 per share. The exercise price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Each Warrant shall be exercisable immediately upon issuance and have a term of exercise equal to two years from the date of issuance. A holder of Warrants will have the right to exercise the Warrants on a “cashless” basis if there is no effective registration statement registering the resale of the Warrant Shares. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

The Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

S-16

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC, or Wainwright or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. Wainwright is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into securities purchase agreements.

Delivery of the shares of common stock offered hereby is expected to take place on or about April 20, 2020, subject to satisfaction of certain closing conditions.

We have agreed to pay the placement agent (i) a total cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) a non-accountable expense allowance of $75,000, and (iii) $12,900 for the clearing expenses of the placement agent in connection with this offering.

We estimate the total expenses of this offering paid or payable by us will be approximately $0.7 million. After deducting the fees due to the placement agent and our expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $7.3  million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, at the closing of this offering, warrants to purchase 6.5% of the number of shares of our common stock sold in this offering (or warrants to purchase up to 311,191 shares of our common stock). Such warrants will have substantially the same terms as the warrants being sold and issued in the private placement, except that the placement agent’s warrants will have an exercise price equal to 125% of the offering price per share (or $2.0888 per share). Neither the placement agent’s warrants nor the shares of our common stock issuable upon exercise thereof are being registered hereby. Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the placement agent’s warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

S-17

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Right of First Refusal

We have also granted Wainwright, subject to certain exceptions, a right of first refusal for a period of ten and one-half (10.5) months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every future debt financing or refinancing and public or private equity offering by us or any of our subsidiaries.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.”

S-18

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pulmatrix, Inc. as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION;

INFORMATION INCORPORATED BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.pulmatrix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

S-19

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 26, 2020;

●	our Current Reports on Form 8-K filed with the SEC on January 2, 2020, January 16, 2020, January 30, 2020, April 6, 2020, April 15, 2020, April 16, 2020 (two reports, but excluding information furnished pursuant to Item 7.01); and

●	the description of our common stock contained in our Registration Statement on Form S-4 (File No. 333-203417) filed with the SEC on April 15, 2015, as amended by Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed on May 1, 2015 and Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 filed on September 18, 2015, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Pulmatrix, Inc.

Attn: Secretary

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

You may also access the documents incorporated by reference in this prospectus through our website at www.pulmatrix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

S-20

PROSPECTUS

Pulmatrix, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.” On March 11, 2019, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.53 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of March 12, 2019, the aggregate market value of our common stock held by non-affiliates, or our public float, was $19,247,120 based on a total number of 8,027,895 shares of common stock outstanding, of which 7,131,204 shares of common stock were held by non-affiliates, and a price of $2.6990 per share, the closing price of our common stock on January 14, 2019. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $5,201,532 of shares of common stock pursuant to General Instruction I.B.6. of Form S-3.

Effective as of 5:00 pm Eastern Time on February 5, 2019, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for ten shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 7 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to Pulmatrix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a clinical stage biotechnology company focused on the discovery and development of novel inhaled therapeutic products intended to prevent and treat respiratory diseases and infections with significant unmet medical needs.

We design and develop inhaled therapeutic products based on our proprietary dry powder delivery technology, iSPERSE (inhaled Small Particles Easily Respirable and Emitted), which enables delivery of small or large molecule drugs to the lungs by inhalation for local or systemic applications. The iSPERSE powders are engineered to be small, dense particles with highly efficient dispersibility and delivery to airways. iSPERSE powders can be used with an array of dry powder inhaler technologies and can be formulated with a broad range of drug substances including small molecules and biologics. We believe the iSPERSE dry powder technology offers enhanced drug loading and delivery efficiency that outperforms traditional lactose-blend inhaled dry powder therapies. We believe the advantages of using the iSPERSE technology include reduced total inhaled powder mass, enhanced dosing efficiency, reduced cost of goods and improved safety and tolerability profiles. We are developing iSPERSE-based therapeutic candidates targeted at the prevention and treatment of a range of respiratory diseases, including allergic bronchopulmonary aspergillosis (“ABPA”) in asthmatics and in patients with cystic fibrosis (“CF”), chronic obstructive pulmonary disease (“COPD”) and idiopathic pulmonary fibrosis (“IPF”).

iSPERSE Technology

We use simple, safe excipients, including proprietary cationic salt formulations, to create a robust and flexible dry powder platform technology that can accommodate a wide range of drug loads in highly dispersible particles. Our initial delivery platform emerged from development of iCALM (inhaled Cationic Airway Lining Modulators), a non-steroidal anti-inflammatory therapy. The high degree of aerosol efficiency and the density profile of our dry powder iCALM formulations provided the foundation for our development of iSPERSE in 2012, using other monovalent and divalent salts.

iSPERSE particles are engineered with a small, dense and dispersible profile to exceed the performance of traditional dry powder particles as the iSPERSE particles have the dispersibility advantages of porous engineered particles. We believe this results in superior drug delivery compared to traditional oral and injectable forms of treatment for certain respiratory diseases. Unlike lactose-blended carrier formulations or low-density particles which disperse poorly, we believe that the iSPERSE technology platform offers several potential benefits, achieved through the following technological innovations:

●	Flexible drug loading for delivery of a single microgram to tens of milligrams per dose. iSPERSE particles can be engineered to include significantly less than one percent (1%) to greater than eighty percent (80%) active pharmaceutical ingredients (“APIs”), which allows flexibility for dosing low potency and high drug load therapeutics.

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●	Reproducible and one-step manufacturing. iSPERSE powders are manufactured by a simple and reproducible one-step spray drying process with high and consistent yields. Formulations can be created independent of API physical chemistry in either crystalline or amorphous excipient matrices, as opposed to conventional dry power technologies that require the API to be in crystalline form and suitable for micronization.

●	Superior flow rate independent lung delivery without carriers. The iSPERSE technology enables pulmonary delivery independent of lactose or other carriers, which results in significantly greater lung dose at a matched nominal dose of conventional lactose-based formulations. iSPERSE formulations are dispersible across a range of flow rates with consistent emitted dose and particle size. Performance across flow rates provides reliable dose delivery across patient populations and reduces patient-to-patient variability.

●	Delivery of macromolecules and biologics. iSPERSE powders can be used with an array of dry powder inhaler technologies and can be formulated with a broad range of therapeutic compounds ranging from small molecules to proteins for both local and systemic drug delivery applications.

●	Homogenous combinations of multiple drugs. iSPERSE creates homogenous particles including excipients and API, which allow for the consistent delivery of multiple APIs in a product. We have successfully formulated iSPERSE-based products with dual and triple API combinations.

●	Strong safety profile. Current iSPERSE products and planned clinical stage products to be formulated in iSPERSE are supported by robust preclinical safety profiles. iSPERSE excipients include those with inhalation precedent and those that are generally regarded as safe (“GRAS”) by other routes of administration.

Our Therapeutic Candidates

Pulmazole

We are developing iSPERSE-based inhaled formulations of anti-fungal drugs for the prevention and treatment of fungal infections and allergic/hypersensitivity reactions to fungus in patients with severe lung disease, including those with asthma and CF.

Pulmazole is our inhaled formulation of itraconazole, an anti-fungal drug commercially available as an oral drug that we are developing to treat and prevent pulmonary fungal infections. Development of Pulmazole is focused on treatment of Aspergillus spp. colonization and infection in patients with asthma and CF. In preclinical models, through the direct delivery of itraconazole to the lungs, Pulmazole achieves high local drug concentrations and has the potential to overcome several limitations of traditional oral anti-fungal therapies including poor oral bioavailability and lung penetration, drug-drug interactions and gastrointestinal and cardiac side effects. Pulmazole is our lead iSPERSE anti-infective development program.

On November 21, 2018, we announced the results of the completed Phase 1/1b first-in-human study of Pulmazole for the treatment of ABPA in patients with asthma. Pulmazole appeared to be safe and well tolerated in normal healthy subjects in Parts 1 and 2 of the study at doses up to 35 mg, the maximal dose tested, over 14 days of administration. Single doses of Pulmazole 20 mg and oral Sporanox 200 mg appeared to be safe and well tolerated in asthmatic subjects. The most common adverse event (AE) reported was mild cough during dosing, which resolved spontaneously in seconds to minutes. No subject experienced an AE leading to withdrawal. Sustained low-level systemic exposure after single and multiple doses over 24 hours post-dose is indicative of high and sustained lung exposure and supports once daily dosing. Very low systemic exposure for itraconazole was observed across all doses, with 106- to 400-fold lower itraconazole exposure after 14 days of 10 to 35 mg Pulmazole compared to expected values following administration of oral Sporanox®200 mg twice daily. In asthmatics, adjusted geometric mean AUC0-t was 66-fold lower after a single 20 mg inhaled Pulmazole dose compared to a single 200 mg oral Sporanox® dose. Geometric mean sputum itraconazole Cmax was ~70-fold higher following 20 mg inhaled Pulmazole versus 200 mg oral Sporanox® (4530 ng/mL compared to 65.4 ng/mL). We intend to initiate a Phase 2 trial in asthmatic patients with ABPA in the first-half of 2019.

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PUR1800

On June 9, 2017, we entered into an exclusive, worldwide license agreement (the “License Agreement”) with RespiVert Ltd. (“RespiVert”), a wholly owned subsidiary of Janssen Biotech, Inc. (“Janssen”), for access to a portfolio of novel drug candidates in a class called kinase inhibitors. The first of which, PUR1800 (previously RV1162), we intend to develop for the treatment of acute exacerbations in patients with COPD (AECOPD). COPD is a progressive respiratory illness marked by inflammation and destruction of airways and lungs, typically brought about by longstanding smoking. COPD exacerbations (worsening of respiratory symptoms) are a major contributor to health care costs as well disease progression that can lead to serious consequences such as hospitalization and death. There are currently no therapies approved in the U.S. or the European Union (“EU”) to specifically treat AECOPD. COPD patients are commonly treated with corticosteroids to control inflammation; however, AECOPDs still occur frequently.

Studies conducted by RespiVert/Janssen for the small molecule formulated in PUR1800 (previously RV1162) demonstrated that the molecule has been well tolerated for up to 14 days of dosing in patients with COPD. Analysis of sputum collected from COPD patients treated with RV1162 showed reduced levels of p38 phosphorylation in sputum cells and decreases in the number of neutrophils recovered in sputum after 12 days of dosing suggesting the onset of anti-inflammatory benefit after a short dosing regimen.

We completed preclinical safety studies in 2018 and plan to bridge the Phase 1/1b clinical study conducted by Janssen (Janssen Study EST001, ClinicalTrials.gov NCT01970618) with our own Phase 2a study of an iSPERSE formulation, PUR1800, in stable moderate-severe COPD patients.

PUR0200

PUR0200 is a once-daily reformulation of an existing long-acting antimuscarinic agent (“LAMA”) which blocks the effects of acetylcholine on muscarinic receptors to reverse airway obstruction in COPD patients and is delivered by inhalation using the iSPERSE dry powder delivery platform.

PUR0200 is manufactured without lactose blending using the iSPERSE dry powder delivery platform. We expect that PUR0200 will deliver comparable pharmacokinetic and pharmacodynamic profiles to the reference product at significantly lower exposure doses to patients. Other potential advantages of PUR0200 include improved patient use profile and reduced cost of goods due to reduced nominal dose of the API and the availability of the abbreviated regulatory pathway (“bioequivalence”) in Europe and the 505(b)(2) regulatory pathway in the United States.

In December 2013, we completed a two-part Phase 1b placebo-controlled, randomized clinical trial in the United Kingdom involving moderate to severe COPD patients to assess the safety and tolerability of PUR0200 along with the pharmacodynamics and pharmacokinetics in a single dose, dose escalation trial. The goal of Part 1 was to evaluate safety and tolerability of PUR0200. Part 2 of the study tested the pharmacokinetics and pharmacodynamics of PUR0200 after single doses compared to the reference product. A second clinical trial was completed in Europe in 2016 to further study the pharmacokinetic profile of PUR0200 compared to the reference product. Based on the PK profile, two PUR0200 formulations have been identified as bioequivalent drug product candidates.

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PUR5700

We received access to PUR5700, a second novel drug candidate through the License Agreement with RespiVert. The preclinical studies undertaken by RespiVert for PUR5700 demonstrated activity relevant to IPF, COPD, and asthma. Robust pre-clinical datasets demonstrated anti-inflammatory effects in steroid resistant inflammation models and pathogen induced inflammation models. A 28-day GLP (“good laboratory practice”) nonclinical safety program was completed in rats and dogs with established safety margins to support clinical dosing.

IPF is a progressive and generally fatal disease characterized by scarring of the lungs over time that thickens the tissue lining of the lungs, causing an irreversible loss of the tissue’s ability to expand to transport oxygen. The cause of IPF is currently unknown.

Our Business Strategy

Our goal is to utilize our proprietary iSPERSE technology to develop breakthrough therapeutic products that are safe, convenient and more efficient than the existing therapeutic products for the treatment of respiratory diseases.

●	Focus on development of inhaled anti-fungal therapies to prevent and treat pulmonary infections and allergic/hypersensitivity responses to fungus in asthma and CF patients and other rare/orphan indications. We intend to direct resources to advance the research and development of Pulmazole for ABPA in asthmatics and CF patients. In 2018, we conducted clinical testing of Pulmazole in normal healthy volunteers and asthma patients.

●	Focus on development of an inhaled kinase inhibitor to treat acute exacerbations in COPD patients. We completed preclinical safety studies for our lead iSPERSE formulation in 2018 and have the ability to advance our formulation and process development efforts to support clinical testing in stable moderate-severe COPD patients. We intend to direct resources to advance the research and development of PUR1800, an inhaled kinase inhibitor for the treatment of acute exacerbations in COPD patients.

●	Capitalize on our proprietary iSPERSE technology and our expertise in inhaled therapeutics and particle engineering to identify new product candidates for prevention and treatment of respiratory diseases with significant unmet medical needs. To add additional inhaled therapeutics to our discovery pipeline and facilitate additional discovery collaborations, we are leveraging our iSPERSE technology and our management’s expertise in inhaled therapeutics and particle engineering to identify potential product candidates that are potentially safer and more effective than the current standard of care for prevention and treatment of respiratory diseases with significant unmet medical needs.

●	Invest in protecting and expanding our intellectual property portfolio and file for additional patents to strengthen our intellectual property rights. The status of our patent portfolio changes frequently in the ordinary course of patent prosecution. As of December 31, 2018, our patent portfolio related to iSPERSE included approximately 92 granted and allowed patents, 12 of which are granted or allowed US patents, with expiration dates from 2024 to 2034, and approximately 75 additional pending patent applications in the US and other jurisdictions. Our in-licensed portfolio related to kinase inhibitors included approximately 225 granted and allowed patents, 26 of which are granted or allowed US patents, with expiration dates from 2029 to 2035, and approximately 52 additional pending patent applications in the US and other jurisdictions.

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Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering in March 2014. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Corporate Information

We were incorporated in 2013 as a Nevada corporation and converted to a Delaware corporation in September 2013. On June 15, 2015, we completed a merger with Pulmatrix Operating Company, changed our name to “Pulmatrix, Inc.” and relocated our corporate headquarters to Lexington, Massachusetts. Our principal executive offices are located at 99 Hayden Avenue, Suite 390, Lexington, MA 02421 and our telephone number is (781) 357-2333. Our website is www.pulmatrix.com. Information contained on our website or that can be accessed through our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

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Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives.

●	Our inability to carry out research, development and commercialization plans.

●	Our inability to manufacture our product candidates on a commercial scale on our own or in collaborations with third parties.

●	Our inability to complete preclinical testing and clinical trials as anticipated.

●	Our ability to adequately protect and enforce rights to intellectual property.

●	Difficulties in obtaining financing on commercially reasonable terms, or at all.

●	Intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do.

●	Entry of new competitors and products and potential technological obsolescence of our products.

●	Adverse market and economic conditions.

●	Our ability to maintain the listing of our common stock on the Nasdaq Capital Market.

●	Loss of one or more key executives or scientists.

●	Difficulties in securing regulatory approval to market our product candidates.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, capital expenditures, and to the extent we have any debt, debt repayment.

We may also use such proceeds to fund acquisitions of product candidates or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining regulatory approval;

●	failure to achieve sales as anticipated;

●	the availability and terms of debt financing to fund a portion of the purchase price(s) for potential acquisitions; and

●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

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DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our restated bylaws, as amended, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 200,500,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 500,000 are shares of “blank check” preferred stock. As of March 12, 2019, there were 8,027,895 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

The transfer agent and registrar for our common stock is Vstock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598. Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

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Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 500,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the whole board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by a resolution adopted by a majority of the whole board of directors; and

●	divide our board of directors into three classes, with each class serving staggered three-year terms.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The NASDAQ Capital Market. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and 2017 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.pulmatrix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.pulmatrix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 19, 2019;

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●	Our Current Reports on Form 8-K filed with the SEC on January 30, 2019, February 1, 2019, February 6, 2019, February 11, and February 22, 2019;

●	The description of our common stock contained in our Registration Statement on Form S-4 (File No. 333-203417) filed with the SEC on April 15, 2015, as amended by Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed on May 1, 2015 and Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 filed on September 18, 2015, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Pulmatrix, Inc.

Attn: Secretary

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

You may also access the documents incorporated by reference in this prospectus through our website at www.pulmatrix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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4,787,553 Shares

Pulmatrix, Inc.

Common Stock

H.C. Wainwright & Co.

April 16, 2020